Exhibit 21.1

SUBSIDIARIES OF ENERGY XXI LTD
(As of June 30, 2016)

Name	Jurisdiction
Energy XXI (US Holdings) Limited	Bermuda
Energy XXI International Limited	Bermuda
Energy XXI Malaysia Limited	Bermuda
Energy XXI Insurance Limited	Bermuda
Energy XXI, Inc.*	Delaware
Energy XXI USA, Inc.*	Delaware
Energy XXI Natural Gas Holdings, Inc.*	Delaware
Natural Gas Acquisition Company I, LLC*	Delaware
Energy XXI Gulf Coast, Inc.*	Delaware
MS Onshore, LLC*	Delaware
Energy XXI Services, LLC*	Delaware
Energy XXI GIGS Services, LLC	Delaware
Energy XXI Holdings, Inc.*	Delaware
Energy XXI GOM, LLC*	Delaware
Energy XXI Texas Onshore, LLC (f/k/a Energy XXI Texas GP, LLC)*	Delaware
Energy XXI Offshore Services, Inc.*	Delaware
Energy XXI Onshore, LLC (f/k/a Energy XXI Texas, LP)*	Delaware
Energy XXI Pipeline, LLC*	Delaware
Energy XXI Pipeline II, LLC*	Delaware
Energy XXI Leasehold, LLC*	Delaware
Energy XXI M21K, LLC	Delaware
M21K, LLC*	Delaware
Soileau Catering, LLC*	Delaware
EPL Oil & Gas, Inc. (f/k/a Clyde Merger Sub, Inc.)*	Delaware
EPL of Louisiana, LLC*	Louisiana
Energy Partners, Ltd., LLC*	Delaware
EPL Pioneer Houston, Inc.*	Texas
Delaware EPL of Texas, LLC*	Delaware
EPL Pipeline, LLC*	Delaware
Nighthawk, LLC*	Louisiana
Anglo-Suisse Offshore Pipeline Partners, LLC*	Delaware

*	On April 14, 2016, filed voluntary petition for reorganization in the United States Bankruptcy Court seeking relief under the provisions of chapter 11 of Title 11 of the United States Bankruptcy Code.